EXHIBIT 3.33

BY-LAWS

OF

MINDSPARK INTERACTIVE NETWORK, INC.

ARTICLE I:  IDENTIFICATION

Section 1.  Name.  The name of the corporation is Mindspark Interactive Network, Inc. (the “Corporation”).

Section 2.  Seal.  Upon the seal of the Corporation shall appear the name of the Corporation and the state and year of incorporation, and the words “Corporate Seal.”

Section 3.  Offices.  The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.  The Corporation may also have other offices at such other places, either within or without the State of Delaware, as the Board of Directors may determine or as the activities of the Corporation may require.

ARTICLE II:  MEETINGS OF STOCKHOLDERS

Section 1.  Place of Meetings.  Meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as may be fixed from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.  Annual Meeting.  An annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held each year on such date in the first six months of the Corporation’s fiscal year as shall be designated by the President, or in the absence of such designation, on the first Tuesday of the seventh month of the fiscal year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, or on such other date and time as shall be designated from time to time by the Board of Directors.

Section 3.  Special Meeting.  Special meetings of the stockholders may be called by the Board of Directors or the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors.  Such request shall state the purpose or purposes of the proposed meeting.

Section 4.  Notice and Waiver.  Written notice of each meeting of stockholders, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than 60 days prior to each meeting, to each stockholder of record entitled to vote at such meeting by leaving such notice with him personally or by transmitting such notice with confirmed delivery (including by telex, cable or other form of recorded communication, provided that delivery of such notice in written form is confirmed in a writing) to his residence or usual place of business, or by depositing such notice in the mails in a postage-prepaid envelope addressed to him at his post office address as it appears on the corporate records of the Corporation.  Notice of any meeting of stockholders may be waived in writing by all stockholders entitled to vote at such meeting.  Attendance at a meeting by any stockholder shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 5.  Stockholder List.  The officer who has charge of the stock ledger of the Corporation shall, at least ten days before each meeting of stockholders, prepare a complete alphabetically addressed list of the stockholders entitled to vote at the meeting, with the number of shares held by each.  Said list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall be available for inspection at the meeting.  Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting.

Section 6.  Quorum and Required Vote.  The holders of a majority of the stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders except as otherwise specifically provided by these By-Laws, by the Certificate of Incorporation or by statute.  The affirmative vote, at a meeting of stockholders duly held and at which a quorum is present, of a majority of the voting power of the shares represented at such meeting which are entitled to vote on the subject matter shall be the act of the stockholders, except as is otherwise specifically provided by these By-Laws, by the Certificate of Incorporation or by statute.  If less than a majority of such outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than 30 days, or, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 7.  Voting.  Unless otherwise provided in the Certificate of Incorporation, each holder of voting stock shall be entitled to vote in person or by proxy at each meeting and he shall have one vote for each share of voting stock registered in his name.  However, no proxy shall be voted three years after the date thereof, unless the proxy provides for a longer period.

Section 8.  Action Without a Meeting.  Any action which may be taken at a meeting of stockholders may be taken without a meeting, if a consent or consents in writing, setting forth such action, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the Corporation’s minute book.  Deliveries made to the Corporation’s registered office shall be by hand or by certified mail, return receipt requested.  Such consents shall bear the date of signature of each stockholder who signs the consent and such consents shall not be effective to take the action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner referred to above in this Article II, Section 8, written consents signed by a sufficient number of stockholders to take such action are delivered in the same manner.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not so consented.

ARTICLE III:  DIRECTORS

Section 1.  Number.  The number of directors who will constitute the entire Board of Directors shall not be less than one (1) nor more than ten (10).  The number of directorships at any time shall be that number most recently fixed by action of the Board of Directors or stockholders, or absent such action, shall be the number of directors elected at the preceding annual meeting of stockholders, or the meeting held in lieu thereof, plus the number elected since any such meeting to account for any increase in the size of the Board of Directors.

Section 2.  Election.  Members of the initial Board of Directors as elected at the organization meeting shall hold office until the first annual meeting of stockholders and until their successors shall have been elected and qualified.  At each annual meeting of stockholders, directors shall be elected to hold office until their successors are elected and qualified or until their earlier resignation or removal.

Section 3.  Regular Meetings.  A regular meeting of a newly-elected Board of Directors shall be held immediately after, and at the same place as, the annual meeting of stockholders.  Other regular meetings of the Board of Directors may be held without notice at such time and place as the Board of Directors may from time to time determine.  A director may participate at a meeting of the Board of Directors by means of a conference telephone or similar communications equipment provided such equipment enables all directors at the meeting to hear one another.

Section 4.  Other Meetings.  Other meetings of the Board of Directors may be called by the President on two days’ notice to each director, either personally or by telephone, telex, telegram or other form of recorded communication, or by mail.  Said notice may be waived by a written waiver signed by any director who does not receive notice of such meeting.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5.  Quorum.  At all meetings of the Board of Directors, a majority of directors shall constitute a quorum for the transaction of business.  The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is specifically required by the By-Laws, by the Certificate of Incorporation or by statute.

Section 6.  Committees of Directors.  The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate one or more directors to constitute a committee.  Such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise the powers of the Board of Directors in the management of the business, property and affairs of the Corporation, and shall keep records of its acts and proceedings and report the same to the Board of Directors as and when required; but no such committee shall have the power or authority to amend the Corporation’s Certificate of Incorporation or By-Laws, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets or the dissolution of the Corporation, or declare a dividend or authorize the issuance of stock.

Section 7.  Action Without Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

Section 8.  Resignation and Removal.  Unless otherwise provided in any contract with the Corporation, any director may resign or be removed at any time.  A director who intends to resign shall give written notice to the chief executive officer, the president, the secretary, or the Board of Directors of the Corporation.  Removal of a director, with or without cause, may be effected by the affirmative vote of the holders of a majority of the stock entitled to vote.

Section 9.  Vacancies.  Any vacancy occurring in the Board· of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor and until his successor is duly chosen.

Section 10.  Compensation.  The directors may be reimbursed for any expenses incurred by them in attendance at any meeting of the Board of Directors or of any of its committees.  Every director may be paid a stated salary as director and/or a fixed sum for attendance at each meeting at which he is present.  No payments or reimbursements described herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV:  OFFICERS

Section 1.  Election.  A President, a Secretary, and when deemed necessary by the Board of Directors, a Chairman and/or Vice Chairman of the Board of Directors, one or more Vice Presidents, a Treasurer and other officers and assistant officers shall be elected by the Board of Directors to hold office until their successors are elected and qualified or until their earlier removal or resignation.  More than one office may be held by the same person.

Section 2.  Chairman of the Board of Directors.  The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and the Executive Committee at which he is present.  He shall set an agenda for meetings of the Board of Directors and the Executive Committee.  Such agenda shall include, but not be limited to, such subjects as requested by any three members of the Board of Directors in writing at least twenty (20) days prior to the meeting date.

Section 3.  Vice Chairman of the Board of Directors.  The Vice Chairman of the Board of Directors, if elected, shall have such powers and shall perform such duties as the Chairman or the Board of Directors may from time to time assign.  In the case of the Chairman of the Board of Director’s absence or inability to act, the Vice Chairman of the Board of Directors shall perform the duties of the Chairman of the Board of Directors and, when so acting, shall have all the powers of, and be subject to all restrictions upon the Chairman of the Board of Directors.

Section 4.  President.  The powers and duties of the President, except to the extent delegated by the Board of Directors to the Chairman of the Board of Directors if one shall be elected, shall include active executive management of the operations of the Corporation, subject to the control of the Board of Directors, and responsibility for carrying out all orders and directions of the Board of Directors.  The President shall also preside at meetings of stockholders and directors, discharging all duties incumbent upon a presiding officer, and shall perform such other duties as the By-Laws provide and as the Board of Directors may prescribe.

Section 5.  Vice President.  Vice Presidents, when elected, shall have such powers and perform such duties as the President or the Board of Directors may from time to time assign and shall perform such other duties as may be prescribed by these By-Laws. At the request of the President, or in case of his absence or inability to act, the Vice President, so appointed, shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

Section 6.  Secretary.  The Secretary shall have the duty to keep true and complete records of the proceedings of the meetings of the shareholders, the Board of Directors and any committees of directors and shall file any written consents of the shareholders, the Board of Directors and any committees of directors with these records.  It shall be the duty of the Secretary to be custodian of the records and of the seal of the Corporation.  The Secretary shall also attend to the giving of all notices and shall perform such other duties as the By-Laws may provide or the Board of Directors may assign.

Section 7.  Assistant Secretary.  If one shall be elected, the Assistant Secretary shall have such powers and perform such duties as the President, Secretary or the Board of Directors may from time to time assign and shall perform such other duties as may be prescribed by these By-Laws.  At the request of the Secretary, or in case of his absence or inability to act, the Assistant Secretary shall perform the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

Section 8.  Treasurer.  If one shall be elected, the Treasurer shall keep correct and complete records of account showing accurately at all times the financial condition of the Corporation.  The Treasurer shall also act as legal custodian of all moneys, notes, securities and other valuables that may from time to time come into the possession of the Corporation, and shall promptly deposit all funds of the Corporation coming into his hands in the bank or other depository designated by the Board of Directors and shall keep this bank account in the name of the Corporation.  Whenever requested by the Board of Directors, the Treasurer shall furnish a statement of the financial condition of the Corporation and shall perform such other duties as the By-Laws may provide and the Board of Directors may assign.

Section 9.  Assistant Treasurer.  If one shall be elected, the Assistant Treasurer shall have such powers and perform such duties as the President, Treasurer or Board of Directors may from time to time assign and shall perform such other duties as may be prescribed by these By-Laws.  At the request of the Treasurer, or in case of his absence or inability to act, the Assistant Treasurer shall perform the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer.

Section 10.  Other Officers.  Such other officers as are appointed shall exercise such duties and have such powers as the Board of Directors may assign.

Section 11.  Transfer of Authority.  In case of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any director or employee of the Corporation, provided that a majority of the entire Board of Directors approves.

Section 12.  Resignation and Removal.  Unless otherwise provided in any contract with the Corporation, any officer may resign or be removed at any time.  An officer who intends to resign shall give written notice to the President or to the Secretary. Removal of an officer, with or without cause, may be effected by the Board of Directors.

Section 13.  Vacancies.  A vacancy occurring in any office may be filled by the Board of Directors.

ARTICLE V:  CAPITAL STOCK

Section 1.  Consideration and Payment.  The capital stock may be issued for such consideration, having a value not less than the par value of any such stock expressed in dollars, as shall be determined by the Board of Directors.  Payment of such consideration may be made, in whole or in part, in money, other tangible or intangible property, labor or services performed.  No certificate shall be issued for any share until the share is fully paid.

Section 2.  Stock Certificates.  Every holder of the capital stock of the Corporation shall be entitled to a certificate signed by, or in the name of, the Corporation by the Chairman or Vice Chairman, if any, or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.  Any of or all the signatures on the certificate may be a facsimile.  Upon each such certificate shall appear such legend or legends as may be required by law or by any contract or agreement to which the Corporation is a party.  No certificate shall be valid without such signatures or legends as are required hereby.

Section 3.  Lost Certificate.  Whenever a person shall request the issuance of a certificate of stock to replace a certificate alleged to have been lost by theft, destruction or otherwise, the Board of Directors shall require that such person make an affidavit to the fact of such loss before the Board of Directors shall authorize the requested issuance. Before issuing a new certificate, the Board of Directors may also require a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost.

Section 4.  Transfer of Stock.  The Corporation or its transfer agent shall register a transfer of a stock certificate, issue a new certificate and cancel the old certificate upon presentation for transfer of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer if there has been compliance with any applicable tax law relating to the collection of taxes and after the Corporation or its agent has discharged any duty to inquire into any adverse claims of which the Corporation or agent has notice.  Notwithstanding the foregoing, no such transfer shall be effected by the Corporation or its transfer agent if such transfer is prohibited by statute, by the Certificate of Incorporation or these By-Laws of the Corporation or by any contract or agreement to which the Corporation is a party.

ARTICLE VI:  DIVIDENDS AND RESERVES

Section 1.  Dividends.  Subject to any limitations or conditions contained in the Certificate of Incorporation, dividends may be declared by a resolution duly adopted on behalf of the Corporation and may be paid in cash, property or in shares of the capital stock of the Corporation.

Section 2.  Reserves.  Before payment of any dividend, the Board of Directors may set aside out of any funds available for dividends such sum or sums as the Board of Directors, in its absolute discretion, deems proper as a reserve fund to meet contingencies or for equalizing dividends or to repair or maintain property or to serve such other purposes conducive to the interests of the Corporation.

ARTICLE VII:  FISCAL YEAR

The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

ARTICLE VIII:  INDEMNIFICATION

(a)  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)                                 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)                                  To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsections (a) and (b) of this Section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d)                                 Any indemnification under Subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Subsections (a) and (b).  Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e)                                  Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Section.

(f)                                   The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g)                                  The Corporation is authorized, according to the discretion of the Board of Directors, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation must indemnify him against such liability under the provisions of this Section.

(h)                                 For purposes of this Section, references to “the Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting corporation as he would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE IX:  AMENDMENT OF BY-LAWS

These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders at any annual or special meeting of stockholders or by the Board of Directors at any meeting of the Board of Directors, provided that notice of such amendment, repeal or adoption of new By-Laws be included in the notice of such meeting.

BY-LAWS

OF

iWon, INC.

1.                                      LAW, CERTIFICATE OF INCORPORATION AND BY-LAWS

1.1.                            These by-laws are subject to the certificate of incorporation of the corporation.  In these by-laws, references to law, the certificate of incorporation and by-laws mean the law, the provisions of the certificate of incorporation and the by-laws as from time to time in effect.

2.                                      STOCKHOLDERS

2.1.                            Annual Meeting.  The annual meeting of stockholders shall be held at 2pm on the second Tuesday in December in each year, unless that day be a legal holiday at the place where the meeting is to be held, in which case the meeting shall be held at the same hour on the next succeeding day not a legal holiday, or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect a board of directors and transact such other business as may be required by law or these by-laws or as may properly come before the meeting.

2.2.                            Special Meetings.  A special meeting of the stockholders may be called at any time by the chairman of the board, if any, the president or the board of directors.  A special meeting of the stockholders shall be called by the secretary, or in the case of the death, absence, incapacity or refusal of the secretary, by an assistant secretary or some other officer, upon application of a majority of the directors.  Any such application shall state the purpose or purposes of the proposed meeting.  Any such call shall state the place, date, hour, and purposes of the meeting.

2.3.                            Place of Meeting.  All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place within or without the State of Delaware as may be determined from time to time by the chairman of the board, if any, the president or the board of directors.  Any adjourned session of any meeting of the stockholders shall be held at the place designated in the vote of adjournment.

2.4.                            Notice of Meetings.  Except as otherwise provided by law, a written notice of each meeting of stockholders stating the place, day and hour thereof and, in the case of a special meeting, the purposes for which the meeting is called, shall be given not less then ten nor more than sixty days before the meeting, to each stockholder entitled to vote thereat, and to each stockholder who, by law, by the certificate of incorporation or by these by-laws, is entitled to notice, by leaving such notice with him or at his residence or usual place of business, or by depositing it in the United States mail, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation.  Such notice shall be given by the secretary, or by an officer or person designated by the board of directors, or in the case of a special meeting by the officer calling the meeting.  As to any adjourned session of any meeting of stockholders, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment was taken except that if the adjournment is for more than thirty days or if after the adjournment a new record date is set for the adjourned session, notice of any such adjourned session of the meeting shall be given in the manner heretofore described.  No notice of any meeting of stockholders or any adjourned session thereof need be given to a stockholder if a written waiver of notice, executed before or after the meeting or such adjourned session by such stockholder, is filed with the records of the meeting or if the stockholder attends such meeting without objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders or any adjourned session thereof need be specified in any written waiver of notice.

2.5.                            Quorum of Stockholders.  At any meeting of the stockholders a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except where a larger quorum is required by law, by the certificate of incorporation or by these by-laws.  Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present.  If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting.  Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

2.6.                            Action by Vote.  When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the certificate of incorporation or by these by-laws.  No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

2.7.                            Action without Meetings.  Unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken by stockholders for or in connection with any corporate action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its

2

registered office in Delaware by hand or certified or registered mail, return receipt requested, to its principal place of business or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Each such written consent shall bear the date of signature of each stockholder who signs the consent.  No written consent shall be effective to take the corporate action referred to therein unless written consents signed by a number of stockholders sufficient to take such action are delivered to the corporation in the manner specified in this paragraph within sixty days of the earliest dated consent so delivered.

If action is taken by consent of stockholders and in accordance with the foregoing, there shall be filed with the records of the meetings of stockholders the writing or writings comprising such consent.

If action is taken by less than unanimous consent of stockholders, prompt notice of the taking of such action without a meeting shall be given to those who have not consented in writing and a certificate signed and attested to by the secretary that such notice was given shall be filed with the records of the meetings of stockholders.

In the event that the action which is consented to is such as would have required the filing of a certificate under any provision of the General Corporation Law of the State of Delaware, if such action had been voted upon by the stockholders at a meeting thereof, the certificate filed under such provision shall state, in lieu of any statement required by such provision concerning a vote of stockholders, that written consent has been given under Section 228 of said General Corporation Law and that written notice has been given as provided in such Section 228.

2.8.                            Proxy Representation.  Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact.  No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.  The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

2.9.                            Inspectors.  The directors or the person presiding at the meeting may, and shall if required by applicable law, appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof.  Each inspector, before entering upon the discharge of his duties, shall take and sign an

3

oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

2.10.                     List of Stockholders.  The secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name.  The stock ledger shall be the only evidence as to who are stockholders entitled to examine such list or to vote in person or by proxy at such meeting.

3.                                      BOARD OF DIRECTORS

3.1.                            Number.  The corporation shall have one or more directors, the number of directors to be determined from time to time by vote of a majority of the directors then in office.  Except in connection with the election of directors at the annual meeting of stockholders, the number of directors may be decreased only to eliminate vacancies by reason of death, resignation or removal of one or more directors.  No director need be a stockholder.

3.2.                            Tenure.  Except as otherwise provided by law, by the certificate of incorporation or by these by-laws, each director shall hold office until the next annual meeting and until his successor is elected and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

3.3.                            Powers.  The business and affairs of the corporation shall be managed by or under the direction of the board of directors who shall have and may exercise all the powers of the corporation and do all such lawful acts and things as are not by law, the certificate of incorporation or these by-laws directed or required to be exercised or done by the stockholders.

3.4.                            Vacancies.  Vacancies and any newly created directorships resulting from any increase in the number of directors may be filled by vote of the holders of the particular class or series of stock entitled to elect such director at a meeting called for the purpose, or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, in each case elected by the particular class or series of stock entitled to elect such directors.  When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have resigned, who were elected by

4

the particular class or series of stock entitled to elect such resigning director or directors shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective.  The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the certificate of incorporation or of these by-laws as to the number of directors required for a quorum or for any vote or other actions.

3.5.                            Committees.  The board of directors may, by vote of a majority of the whole board, (a) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of one or more of the directors; (b) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (c) determine the extent to which each such committee shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, including the power to authorize the seal of the corporation to be affixed to all papers which require it and the power and authority to declare dividends or to authorize the issuance of stock; excepting, however, such powers which by law, by the certificate of incorporation or by these by-laws they are prohibited from so delegating.  In the absence or disqualification of any member of such committee and his alternate, if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.  Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the board or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these by-laws for the conduct of business by the board of directors.  Each committee shall keep regular minutes of its meetings and report the same to the board of directors upon request.

3.6.                            Regular Meetings.  Regular meetings of the board of directors may be held without call or notice at such places within or without the State of Delaware and at such times as the board may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors.  A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of stockholders.

3.7.                            Special Meetings.  Special meetings of the board of directors may be held at any time and at any place within or without the State of Delaware designated in the notice of the meeting, when called by the chairman of the board, if any, the president, or by one-third or more in number of the directors, reasonable notice thereof being given to each director by the secretary or by the chairman of the board, if any, the president or any one of the directors calling the meeting.

5

3.8.                            Notice.  It shall be reasonable and sufficient notice to a director to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four hours before the meeting.  Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him.  Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

3.9.                            Quorum.  Except as may be otherwise provided by law, by the certificate of incorporation or by these by-laws, at any meeting of the directors a majority of the directors then in office shall constitute a quorum; a quorum shall not in any case be less than one-third of the total number of directors constituting the whole board.  Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

3.10.                     Action by Vote.  Except as may be otherwise provided by law, by the certificate of incorporation or by these by-laws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the board of directors.

3.11.                     Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the board of directors or a committee thereof may be taken without a meeting if all the members of the board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the records of the meetings of the board or of such committee.  Such consent shall be treated for all purposes as the act of the board or of such committee, as the case may be.

3.12.                     Participation in Meetings by Conference Telephone.  Members of the board of directors, or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or by any other means permitted by law.  Such participation shall constitute presence in person at such meeting.

3.13.                     Compensation.  In the discretion of the board of directors, each director may be paid such fees for his services as director and be reimbursed for his reasonable expenses incurred in the performance of his duties as director as the board of directors from time to time may determine.  Nothing contained in this section shall be construed to preclude any director from serving the corporation in any other capacity and receiving reasonable compensation therefor.

6

3.14.                     Interested Directors and Officers.

(a)                                 No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the corporation’s directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(1)                                 The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2)                                 The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3)                                 The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

(b)                                 Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

4.                                      OFFICERS AND AGENTS

4.1.                            Enumeration; Qualification.  The officers of the corporation shall be a president, a treasurer, a secretary and such other officers, if any, as the board of directors from time to time may in its discretion elect or appoint including without limitation a chairman of the board, one or more vice presidents and a controller.  The corporation may also have such agents, if any, as the board of directors from time to time may in its discretion choose.  Any officer may be but none need be a director or stockholder.  Any two or more offices may be held by the same person.  Any officer may be required by the board of directors to secure the faithful performance of his duties to the corporation by giving bond in such amount and with sureties or otherwise as the board of directors may determine.

4.2.                            Powers.  Subject to law, to the certificate of incorporation and to the other provisions of these by-laws, each officer shall have, in addition to the duties and

7

powers herein set forth, such duties and powers as are commonly incident to his office and such additional duties and powers as the board of directors may from time to time designate.

4.3.                            Election.  The officers may be elected by the board of directors at their first meeting following the annual meeting of the stockholders or at any other time.  At any time or from time to time the directors may delegate to any officer their power to elect or appoint any other officer or any agents.

4.4.                            Tenure.  Each officer shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until his respective successor is chosen and qualified unless a shorter period shall have been specified by the terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified.  Each agent shall retain his authority at the pleasure of the directors, or the officer by whom he was appointed or by the officer who then holds agent appointive power.

4.5.                            Chairman of the Board of Directors, President and Vice President.  The chairman of the board, if any, shall have such duties and powers as shall be designated from time to time by the board of directors.  Unless the board of directors otherwise specifies, the chairman of the board, or if there is none the chief executive officer, shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the board of directors.

Unless the board of directors otherwise specifies, the president shall be the chief executive officer and shall have direct charge of all business operations of the corporation and, subject to the control of the directors, shall have general charge and supervision of the business of the corporation.

Any vice presidents shall have such duties and powers as shall be set forth in these by-laws shall be designated from time to time by the board of directors or by the president.

4.6.                            Treasurer and Assistant Treasurers.  Unless the board of directors otherwise specifies, the treasurer shall be the chief financial officer of the corporation and shall be in charge of its funds and valuable papers, and shall have such other duties and powers as may be designated from time to time by the board of directors or by the president.  If no controller is elected, the treasurer shall, unless the board of directors otherwise specifies, also have the duties and powers of the controller.

Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the treasurer.

4.7.                            Controller and Assistant Controllers.  If a controller is elected, he shall, unless the board of directors otherwise specifies, be the chief accounting officer of the corporation and be in charge of its books of account and accounting records, and of its accounting procedures.  He shall have such other duties and powers as may

8

be designated from time to time by the board of directors, the president or the treasurer.

Any assistant controller shall have such duties and powers as shall be designated from time to time by the board of directors, the president, the treasurer or the controller.

4.8.                            Secretary and Assistant Secretaries.  The secretary shall record all proceedings of the stockholders, of the board of directors and of committees of the board of directors in a book or series of books to be kept therefor and shall file therein all actions by written consent of stockholders or directors.  In the absence of the secretary from any meeting, an assistant secretary, or if there be none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof.  Unless a transfer agent has been appointed the secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder.  He shall have such other duties and powers as may from time to time be designated by the board of directors or the president.

Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the secretary.

5.                                      RESIGNATIONS AND REMOVALS

5.1.                            Any director or officer may resign at any time by delivering his resignation in writing to the chairman of the board, if any, the president, or the secretary or to a meeting of the board of directors.  Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in either case the necessity of its being accepted unless the resignation shall so state.  Except as may be otherwise provided by law, by the certificate of incorporation or by these by-laws, a director (including persons elected by stockholders or directors to fill vacancies in the board) may be removed from office with or without cause by the vote of the holders of a majority of the issued and outstanding shares of the particular class or series entitled to vote in the election of such directors.  The board of directors may at any time remove any officer either with or without cause.  The board of directors may at any time terminate or modify the authority of any agent.

6.                                      VACANCIES

6.1.                            If the office of the president or the treasurer or the secretary becomes vacant, the directors may elect a successor by vote of a majority of the directors then in office.  If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that officer may choose a successor.  Each such successor shall hold office for the unexpired term, and in the case of the president, the treasurer and the secretary until his successor is chosen and qualified or in each case until he sooner dies, resigns, is removed or becomes disqualified.  Any

9

vacancy of a directorship shall be filled as specified in Section 3.4 of these by-laws.

7.                                      CAPITAL STOCK

7.1.                            Stock Certificates.  Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, the certificate of incorporation and the by-laws, be prescribed from time to time by the board of directors.  Such certificate shall be signed by the chairman or vice chairman of the board, if any, or the president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary.  Any of or all the signatures on the certificate may be a facsimile.  In case an officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the time of its issue.

7.2.                            Loss of Certificates.  In the case of the alleged theft, loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms, including receipt of a bond sufficient to indemnify the corporation against any claim on account thereof, as the board of directors may prescribe.

8.                                      TRANSFER OF SHARES OF STOCK

8.1.                            Transfer on Books.  Subject to the restrictions, if any, stated or noted on the stock certificate, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the board of directors or the transfer agent of the corporation may reasonably require.  Except as may be otherwise required by law, by the certificate of incorporation or by these by-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the corporation.

It shall be the duty of each stockholder to notify the corporation of his post office address.

8.2.                            Record Date.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not

10

precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting.  If no such record date is fixed by the board of directors, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors.  If no such record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the General Corporation Law of the State of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware by hand or certified or registered mail, return receipt requested, to its principal place of business or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  If no record date has been fixed by the board of directors and prior action by the board of directors is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such payment, exercise or other action.  If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

9.                                      CORPORATE SEAL

9.1.                            Subject to alteration by the directors, the seal of the corporation shall consist of a flat-faced circular die with the word “Delaware” and the name of the corporation cut or engraved thereon, together with such other words, dates or images as may be approved from time to time by the directors.

11

10.                               EXECUTION OF PAPERS

10.1.                     Except as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts or other obligations made, accepted or endorsed by the corporation shall be signed by the chairman of the board, if any, the president, a vice president or the treasurer.

11.                               FISCAL YEAR

11.1.                     The fiscal year of the corporation shall end on the 31st day of December.

12.                               AMENDMENTS

12.1.                     These by-laws may be adopted amended or repealed by vote of a majority of the directors then in office or by vote of a majority of the voting power of the stock outstanding and entitled to vote.  Any by-law, whether adopted, amended or repealed by the stockholders or directors, may be amended or reinstated by the stockholders or the directors.

12